Exhibit 10.139
              Amendment and Assignment of Warehouse Lease Agreement

        AMENDMENT NUMBER FOUR TO LEASE ASSIGNMENT AND ASSUMPTION OF LEASE

     Agreement dated this 21st day of March 2000 by and between (a) Play Co. Toys & Entertainment Corp. ("Play Co."), a Delaware corporation with offices at 550 Rancheros Drive, San Marcos, California 92069; (b) Toys International.COM, Inc., a Delaware corporation ("Toys") with offices at 550 Rancheros Drive, San Marcos, California 92069; and (c) Davidson, Welker, Brady ("Landlord"), a partnership, with offices at 2650 Jonguil Drive, San Diego, California 92106.

     WHEREAS, Landlord and Play Co. heretofore entered into a lease agreement (the "Lease") dated the 4th day of October 1986 for the premises located at 550 Rancheros Drive, San Marcos, California 92069, comprising approximately 40,000 square feet of warehouse and office space (the "Premises"), which Lease was amended on August 24, 1987 (the "First Amendment"), July 15, 1989 (the "Second Amendment"), and December 14, 1993 (the "Third Amendment"); and

     WHEREAS, pursuant to the Third Amendment, the Lease shall expire on April 30, 2000 unless Play Co. exercises the option thereunder to extend the Lease for an additional term comprising a maximum of five (5) years; and

     WHEREAS, Play Co. desires to assign to Toys (i) all of the right, title, and interest to which Play Co. otherwise is entitled under the Lease and (ii) all duties and obligations by which Play Co. otherwise is bound under the Lease; and

     WHEREAS, Toys desires to accept assignment of Play Co.'s rights and entitlements under the Lease and to assume the liabilities and obligations by which Play Co. otherwise is bound under the Lease and to substitute in and replace Play Co. as Tenant under the Lease; and

     WHEREAS, Landlord consents to such assignment and assumption and desires that Toys replace Play Co. as Tenant under the Lease pursuant to the terms thereof, as amended heretofore and hereby; and

     WHEREAS, Play Co., Landlord, and Toys desire to further amend the Lease to increase the monthly rental thereunder and to revise the option to which Play Co. was originally entitled with respect to extension of the term of the Lease, as amended, all as set forth below;

     NOW THEREFORE, in consideration of the mutual promises, covenants, and conditions set forth herein, it is agreed as follows:

     1. Play Co. hereby expressly and fully transfers the Lease, as heretofore and hereby amended, over and unto Toys.

     2. Toys hereby accepts and assumes all right, title, interest, duties, obligations, and liabilities under the Lease and replaces Play Co. in all respects as Tenant under the Lease, as heretofore and hereby amended.

     3. Landlord hereby accept Toys as the sole Tenant under the Lease Agreement, as heretofore and hereby amended.

     4. The Lease, as heretofore and hereby amended, shall be extended and shall continue, as amended, until its expiration on April 30, 2002, in accordance with the option granted in the Third Amendment and with Toys as Tenant thereunder.

     5. Toys shall have the right, at its sole option, in accordance with the option granted in the Third Amendment, as modified herein, to extend the term of the Lease beyond the current expiration date of April 30, 2002, which extension shall be permitted for one three-year minimum period, to wit, from May 1, 2002 through and until April 30, 2005, if and only if Toys exercises its right, in writing, on or before October 30, 2001.


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     4. The fixed  minimum  rent  under the  Lease,  as  heretofore  and  hereby amended, shall increase to $25,000 which minimum amount shall be due and payable monthly, shall not be subject to any cost of living increases or increases of any kind not otherwise agreed upon in writing by the parties hereto, and shall remain constant (a) during the remaining term of the Lease as hereby amended
(i.e., through April 30, 2002) and (b) during the period May 1, 2002 through April 30, 2005, in the event Toys elects to exercise its option to extend the Lease, as heretofore and hereby amended, pursuant hereto.

     5. The provisions of the Lease (as originally executed and as amended by the First, Second, and Third Amendments) not otherwise modified hereby shall in no manner be affected hereby except to the extent such modification is necessary in order to give effect to the foregoing and the intent of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the date set forth.



DAVIDSON, WELKER, BRADY, a partnership



By:      Thomas M. Davidson, Managing Partner



PLAY CO. TOYS & ENTERTAINMENT CORP.



By:      James B. Frakes, Secretary



TOYS INTERNATIONAL.COM, INC.



By:      James B. Frakes, Secretary